                                                             Exhibit (8)(e)(iii)

                             AMENDMENT NUMBER 6 TO
                            PARTICIPATION AGREEMENT
                  AMONG MORGAN STANLEY UNIVERSAL FUNDS, INC.,
                VAN KAMPEN AMERICAN CAPITAL DISTRIBUTORS, INC.,
                     MORGAN STANLEY ASSET MANAGEMENT INC.,
                       MILLER ANDERSON & SHERRERD, LLP,
                 AMERICAN GENERAL LIFE INSURANCE COMPANY, AND
                   AMERICAN GENERAL SECURITIES INCORPORATED


     This Amendment No. 6 ("Amendment") executed as of ________________, 2000 to the Participation Agreement (the "AGLI Agreement") dated as of January 24, 1997, as amended, among Morgan Stanley Universal Funds, Inc. (the "Fund"), Van Kampen Funds Inc. ("VK Funds") (formerly Van Kampen American Capital Distributors, Inc.), Morgan Stanley Dean Witter Investment Management Inc. ("MSDW Investment Management") (formerly Morgan Stanley Asset Management Inc.), Miller Anderson & Sherrerd, LLP ("MAS"), American General Life Insurance Company (the "Company"), and American General Securities Incorporated ("AGSI").

     WHEREAS, the parties desire to amend the Agreement to (i) add to Schedule A of the Agreement the Contracts of the Company relating to the Platinum Investor Survivor Variable Life Insurance Policies ("Platinum Investor Survivor"), and
(ii) to the extent the Agreement relates to Platinum Investor Survivor, amend the provisions of Article III of the Agreement as described below.

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Schedule A to the Agreement, a revised copy of which is attached hereto, is hereby amended and restated to add Platinum Investor Survivor; and

2. To the extent the Agreement relates to Platinum Investor Survivor, Article III of the Agreement is hereby deleted and replaced with the following:

          "ARTICLE III. Prospectuses, Reports to Shareholders and Proxy Statements; Voting

          3.1. The Fund or its designee shall provide the Company with as many printed copies of the Fund's current prospectus and statement of additional information as the Company may reasonably request. If requested by the Company, in lieu of providing printed copies the Fund shall provide camera-ready film or computer diskettes containing the Fund's prospectus and statement of additional information, and such other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus and/or statement of additional information for the Fund is amended during the year) to have the prospectus for the Contracts and the Fund's prospectus printed together in one document or separately. The Company may elect to print the Fund's prospectus and/or its statement of additional information in combination with other fund companies' prospectuses and statements of additional information.

      3.2(a). Except as otherwise provided in this Section 3.2., all expenses of preparing, setting in type and printing and distributing Fund prospectuses and statements of additional information shall be the expense of the Company. For prospectuses and statements of additional information provided by the Company to its existing owners of Contracts who own shares of the Fund in order to update disclosure as required by the 1933 Act and/or the 1940 Act, the cost of setting in type, printing and distributing shall be borne by the Fund. If the Company chooses to receive camera-ready film or computer diskettes in lieu of receiving printed copies of the Fund's prospectus and/or statement of additional information, the Fund shall bear the cost of typesetting to provide the Fund's prospectus and/or statement of additional information to the Company in the format in which the Fund is accustomed to formatting prospectuses and statements of additional information, respectively, and the Company shall bear the expense of adjusting or changing the format to conform with any of its prospectuses and/or statements of additional information. In such event, the Fund will reimburse the Company in an amount equal to the product of x and y where x is the number of such prospectuses distributed to Participants who own shares of the Fund, and y is the Fund's per unit cost of printing the Fund's prospectuses. The same procedures shall be followed with respect to the Fund's statement of additional information. The Fund shall not pay any costs of typesetting, printing and distributing the Fund's prospectus and/or statement of additional information to prospective Participants.

      3.2(b). The Fund, at its expense, shall provide the Company with copies of its proxy statements, reports to shareholders, and other communications (except for prospectuses and statements of additional information, which are covered in Section 3.2(a) above) to shareholders in such quantity as the Company shall reasonably require for distributing to Participants. The Fund shall not pay any costs of distributing such proxy-related material, reports to shareholders, and other communications to prospective Participants.

      3.2(c). The Company agrees to provide the Fund or its designee with such information as may be reasonably requested by the Fund to assure that the Fund's expenses do not include the cost of typesetting, printing or distributing any of the foregoing documents other than those actually distributed to existing Participants.

      3.2(d). The Fund shall pay no fee or other compensation to the Company under this Agreement, except that if the Fund or any Portfolio adopts and implements a plan pursuant to Rule 12b-1 to finance distribution expenses, then the Underwriter may make payments to the Company or to the underwriter for the Contracts if and in amounts agreed to by the Underwriter in writing.

      3.2(e). All expenses, including expenses to be borne by the Fund pursuant to Section 3.2 hereof, incident to performance by the Fund under this Agreement shall be paid by the Fund. The Fund shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Fund, in accordance with applicable state laws prior to their sale. The Fund shall bear the expenses for the cost of registration and qualification of the Fund's shares.

          3.3 The Fund's statement of additional information shall be obtainable from the Fund, the Underwriter, the Company or such other person as the Fund may designate.

          3.4 If and to the extent required by law the Company shall distribute all proxy material furnished by the Fund to Contract Owners to whom voting privileges are required to be extended and shall:

               (i)   solicit voting instructions from Contract owners:

               (ii) vote the Fund shares in accordance with instructions received from Contract owners: and

               (iii) vote Fund shares for which no instructions have been received in the same proportion as Fund shares of such Portfolio for which instructions have been received, so long as and to the extent that the Securities and Exchange Commission continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. The Company reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law. The Fund and the Company shall follow the procedures, and shall have the corresponding responsibilities, for the handling of proxy and voting instruction solicitations, as set forth in Schedule C attached hereto and incorporated herein by reference. Participating Insurance Companies shall be responsible for ensuring that each of their separate accounts participating in the Fund calculates voting privileges in a manner consistent with the standards set forth on Schedule C, which standards will also be provided to the other Participating Insurance Companies.

          3.5. The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Fund will either provide for annual meetings (except insofar as the Securities and Exchange Commission may interpret Section 16 not to require such meetings) or comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Fund will act in accordance with the Securities and Exchange Commission's interpretation of the requirements of Section 16(a) with respect to periodic elections of directors and with whatever rules the Commission may promulgate with respect thereto."

     4. Except as amended hereby the Agreement is hereby ratified and confirmed in all respects.


     5. Any and all references in the Agreement to "Van Kampen American Capital Distributors, Inc." are hereby changed to Van Kampen Funds Inc.

IN WITNESS WHEREOF, the parties hereto execute this Amendment No. 6 as of the date first written above.


AMERICAN GENERAL LIFE INSURANCE COMPANY       AMERICAN GENERAL SECURITIES
                                              INCORPORATED
on behalf of itself and each of its
Accounts named in Schedule B to the
Agreement, as amended from time to time

By:________________________________           By:______________________________





                                              VAN KAMPEN FUNDS INC.
MORGAN STANLEY UNIVERSAL                      (FORMERLY VAN KAMPEN AMERICAN
 FUNDS, INC.                                  CAPITAL DISTRIBUTORS, INC.)



By:________________________________           By:______________________________



MORGAN STANLEY DEAN WITTER INVESTMENT         MILLER ANDERSON & SHERRERD, LLP
 MANAGEMENT INC. (FORMERLY MORGAN STANLEY
 ASSET MANAGEMENT INC.)


By:________________________________           By:______________________________

                                   SCHEDULE B
                                   ----------

                        SEPARATE ACCOUNTS AND CONTRACTS
                        -------------------------------

Name of Separate Account and                  Form Numbers and Names of
Date Established by Board of Directors        Contracts Funded by Separate Account
--------------------------------------        ------------------------------------
American General Life Insurance Company       Contract Form Numbers:
Separate Account D                            ----------------------
Established: November 19, 1973                95020 Rev 896
                                              95021 Rev 896

                                              Name of Contract:
                                              -----------------
                                              Generations Combination Fixed and Variable
                                              Annuity Contract

                                              Contract Form Numbers:
                                              ----------------------
                                              91010
                                              91011
                                              93020
                                              93021
                                              Name of Contract:
                                              -----------------
                                              Variety Plus Combination Fixed and Variable
                                              Annuity Contract

                                              Contract Form Numbers:
                                              ----------------------
                                              74010
                                              74011
                                              76010
                                              76011
                                              80010
                                              80011
                                              81010
                                              81011
                                              83010
                                              83011
                                              Name of Contract:    None
                                              -------------------------

                                              Contract Form Number: 98020
                                              ---------------------
                                              Name of Contract:
                                              -----------------
                                              Platinum Investor Variable Annuity

                                              Contract Form Number:
                                              ---------------------
                                              99020

                                              Name of Contract:
                                              --------------------------------------------
                                              Generations Asset Builder Combination Fixed
                                              and Variable Annuity Contract

American General Life Insurance Company
Separate Account VL-R                         Contract Form
Established:  May 6, 1997                     -------------
                                              Numbers:
                                              --------
                                              97600
                                              97610
                                              Name of Contract:
                                              -----------------
                                              Platinum I and Platinum II Flexible Premium
                                              Variable Life Insurance Policies

                                              Contract Form Numbers:
                                              ----------------------
                                              98615
                                              Name of Contract:
                                              -----------------
                                              Legacy Plus Flexible Premium
                                              Variable Life Insurance Policies

                                              Contract Form Number:
                                              ---------------------
                                              99301
                                              Name of Contract:
                                              -----------------
                                              Corporate America - Variable Life Insurance
                                              Policy

                                              Contract Form Number:
                                              ---------------------
                                              99206
                                              Name of Contract:
                                              -----------------
                                              Platinum Investor Survivor
                                              Variable Life Insurance Policies